UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2014

REGADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35953	03-0422069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountain View Boulevard, Basking Ridge, New Jersey	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 580-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amendments to 2013 Equity Compensation Plan

On June 11, 2014, the Compensation Committee of the Board of Directors of Regado Biosciences, Inc. (the “Company”) adopted amendments to the Company’s 2013 Equity Compensation Plan (the “2013 Plan”), to provide for the issuance of up to 350,000 shares of the Company’s common stock as “inducement awards” in accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules (the “Inducement Award Subplan”). Shares reserved for issuance under the Inducement Award Subplan may be granted only to an individual otherwise eligible to receive awards under the 2013 Plan that was not previously an employee or a non-employee director of the Company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. Grants under the Inducement Award Subplan shall be made pursuant to the form of award agreements previously adopted under the 2013 Plan. The Inducement Award Subplan was adopted without stockholder approval in reliance on the exception for “inducement awards” provided by Rule 5635(c)(4) of the NASDAQ Listing Rules. All 350,000 shares reserved for issuance under the Inducement Award Subplan are subject to stock options that have been granted to R. Don Elsey, the Company’s Senior Vice President, Finance and Chief Financial Officer and Nicholas Pelliccione, the Company’s Senior Vice-President, Regulatory Affairs and Quality Assurance pursuant to previously disclosed awards, and as a result, no shares remain available for future issuance under the Inducement Award Subplan.

The 2013 Plan, as amended to include the Inducement Award Subplan, is attached hereto as Exhibit 10.1, and the above description of the amendments to the 2013 Plan is qualified in its entirety by reference to such exhibit.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders on June 12, 2014, all proposals brought before the meeting and requiring approval were approved by the requisite vote, and the votes with respect to each proposal are set forth below.

(i) The stockholders elected three directors to serve as Class I directors for a three-year term expiring at the annual meeting of stockholders in 2017. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Mazzo, Ph.D.	17,462,440	26,262	10,457,687
Jesse Treu, Ph.D.	17,447,741	40,847	10,457,687
Andrew J. Fromkin	17,463,009	25,693	10,457,687

(ii) The stockholders ratified the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014. There were 27,738,027 votes cast for the proposal; 39,830 votes cast against the proposal; 168,418 votes abstained; and there were no broker non-votes.

(iii) The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2014 annual meeting. There were 17,324,814 votes cast for the proposal; 149,312 votes cast against the proposal; 14,576 votes abstained; and there were 10,457,687 broker non-votes.

(iv) The stockholders approved a resolution adopting, on an advisory basis, every one (1) year as the preferred frequency of advisory stockholder votes on executive compensation. There were 17,328,808 votes cast for every “one” year, 6,202 votes cast for every “two” years, 65,598 votes cast for every “three” years; 88,094 votes abstained; and there were 10,457,687 broker non-votes.

In light of the stockholders’ adoption of a resolution adopting every one (1) year as the preferred frequency of advisory stockholder votes on executive compensation, the Company has decided to include an advisory stockholder vote on the compensation of its named executive officers in its proxy materials each year, until the next required advisory vote on the frequency of stockholder votes on the compensation of named executive officers.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Regado Biosciences, Inc. 2013 Equity Compensation Plan, as amended to include the Inducement Award Subplan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGADO BIOSCIENCES, INC.

By:	/s/ R. Don Elsey
Name:	R. Don Elsey
Title:	Senior Vice President, Finance and Chief Financial Officer

Date: June 17, 2014

INDEX OF EXHIBITS

Exhibit No.	Description
10.1	Regado Biosciences, Inc. 2013 Equity Compensation Plan, as amended to include the Inducement Award Subplan.